UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2009

YASHENG ECO-TRADE CORPORATION.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 461-3559

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement s of Certain Officers

On October 7, 2009, Mace Miller resigned as a director of Yasheng Eco-Trade Corporation (the “Company”) to focus on other business interest.  Mr. Miller was initially appointed as a director when the Company was focusing its operations on the oil and gas business.  As the Company is now focused its operations on developing a logistics center, Mr. Miller has elected to resign.  There is no disagreement known to any executive officer of the Company between the Company and Mr. Miller on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YASHENG ECO-TRADE CORPORATION

By:	/s/ Yossi Attia
Name:	Yossi Attia
Title:	Chief Executive Officer

Date:	October 12, 2009 Beverly Hills, California